SCHEDULE 14A INFORMATION

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2nd Request Urgent Proxy Information Please cast your vote now!

Dear Shareholder:

Several weeks ago, we mailed you proxy information so that you could vote on important proposals that affect your fund(s). This information described each proposal and asked for your vote on these important issues. It has been called to our attention that we have not yet received your ballot.

YOUR VOTE IS IMPORTANT, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

I am writing to remind you that your participation is extremely important. The January 13, 1999 shareholder meeting cannot be held until we receive a majority of the votes. If you haven't done so already, please cast your vote on the enclosed proxy card(s). Shareholders who hold more than one account in the fund(s) will receive a separate card for each account and should vote each card.

VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED.

TO VOTE BY MAIL Please mail your SIGNED PROXY CARD(S) in the postage-paid envelope right away no matter how many shares of the fund you own.

TO VOTE BY FAX Please fax the front and back of your signed proxy card(s) to our proxy tabulator at 1-888-451-8683.

You also have the option of voting your shares by calling toll-free at 1-800-848-3155.

If you have already voted, thank you for your response. If you have any further questions, please call Fidelity at 1-800-544-8888. We appreciate your immediate attention. Thank you.

Sincerely,



Edward C. Johnson 3d
Chairman and Chief Executive Officer